Exhibit 99.1
FOR IMMEDIATE RELEASE
November 3, 2010
Huron Consulting Group Announces Third Quarter 2010 Financial Results
•	Revenues of $145.4 million for Q3 2010 compared to $149.0 million in Q3 2009.

•	Diluted earnings per share from continuing operations for Q3 2010 was $0.53 compared to a loss of $2.04 in Q3 2009.

•	Average number of full-time billable consultants(2) totaled 1,050 for Q3 2010 compared to 1,092 for Q3 2009. Average number of full-time equivalent professionals(5) totaled 1,042 for Q3 2010 compared to 858 in the same period last year.

•	Company reiterates full year 2010 revenue guidance in a range of $540.0 million to $550.0 million and provides additional details.
CHICAGO — November 3, 2010 — Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of business consulting services, today announced its financial results for the third quarter ended September 30, 2010.
“Huron’s results for the quarter were in line with our expectations. Our results were driven by the solid performance of service offerings in our Legal Consulting segment and in our hospital operations practice,” said James H. Roth, chief executive officer, Huron Consulting Group. “While 2010 has proven to be a challenging year, we have taken several important actions to narrow the Company’s focus, and we remain confident of the opportunities across our growth businesses.”
“Within our Health and Education Consulting segment, hospitals continue to assess the impact of healthcare reform and research institutions are facing continued financial pressures to manage costs due to the challenging economy. We expect that these factors will create increasing demand for this segment in 2011. We are also encouraged by continued momentum across all of our segments, and specifically in our Legal Consulting segment, where we help large corporations improve efficiency and reduce costs associated with large-scale litigation. We will enter 2011 with a set of practices that are profitable, have strong market positions, and offer growth prospects consistent with our longer-term expectations for this Company,” Roth said.
Third Quarter 2010 Results
The following information is reported on a “continuing operations” basis unless otherwise noted. Please see below for a discussion of Huron’s discontinued operations.
Revenues for the third quarter of 2010 were $145.4 million compared to $149.0 million for the third quarter of 2009. The Company’s third quarter 2010 operating income was $24.6 million compared to a loss of $57.7 million in the third quarter of 2009. Net income from continuing operations was $11.1 million, or $0.53 per diluted share, for the third quarter of 2010 compared to a loss of $41.3 million, or $2.04 per share, for the same period last year. Net income, including discontinued operations, was $7.5 million, or $0.36 per diluted share, for the third quarter of 2010 compared to a loss of $64.0 million, or $3.16 per share, for the same period last year. The Company’s financial results for the third quarter of 2009 were impacted by a goodwill impairment charge of $106 million, of which $67 million related to continuing operations and $39 million related to discontinued operations.
Third quarter 2010 earnings before interest, taxes, depreciation and amortization (“EBITDA”)(6) was $30.1 million, compared to a loss of $51.2 million in the comparable quarter last year.
In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Three Months Ended
	September 30,
	2010	2009
Amortization of intangible assets	$1,845	$2,250
Non-cash compensation(1)	$—	$1,004
Restatement related expenses	$1,056	$13,042
Restructuring charges	$295	$1,942
Impairment charge on goodwill	$—	$67,034
Adjusted EBITDA(6) was $31.5 million, or 21.6% of revenues, in the third quarter of 2010, compared to $31.8 million, or 21.4% of revenues, in the comparable quarter last year. Non-GAAP Adjusted Net Income(6) was $13.0 million, or $0.62 per diluted share, for the third quarter of 2010 compared to $9.4 million, or $0.46 per diluted share, for the comparable period in 2009.
The average number of full-time billable consultants(2) was 1,050 in the third quarter of 2010 compared to 1,092 in the same quarter last year. Full-time billable consultant utilization rate(3) was 77.4% during the third quarter of 2010 compared with 72.8% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $249 for the third quarter of 2010 compared to $294 for the third quarter of 2009. The average number of full-time equivalent professionals(5) increased 21.4% to 1,042 in the third quarter of 2010 from 858 in the comparable period in 2009.
Year-to-Date Results
The following information is reported on a “continuing operations” basis unless otherwise noted. Please see below for a discussion of Huron’s discontinued operations.
Revenues were $408.8 million for the first nine months of 2010 compared to $417.6 million for the same period last year. The Company’s operating income for the first nine months of 2010 was $41.6 million compared to a loss of $29.2 million in the first nine months of 2009. Net income from continuing operations was $17.2 million, or $0.83 per diluted share, for the first nine months of 2010 compared to a loss of $30.0 million, or $1.50 per share, for the same period last year. Net income, including discontinued operations, was $12.3 million, or $0.60 per diluted share, for the first nine months of 2010 compared to a loss of $47.3 million, or a loss $2.36 per share, for the same period last year. The Company’s financial results for the first nine months of 2009 were impacted by a goodwill impairment charge of $106 million, of which $67 million related to continuing operations and $39 million related to discontinued operations.
EBITDA(6) was $58.4 million for the first nine months of 2010, compared to a loss of $8.8 million for the same period in 2009.

In evaluating the Company’s financial performance, management uses non-GAAP financial measures, which exclude the effect of the following items (in thousands):

	Nine Months Ended
	September 30,
	2010	2009
Amortization of intangible assets	$5,603	$7,600
Non-cash compensation(1)	$—	$7,500
Restatement related expenses	$4,243	$13,427
Restructuring charges	$1,460	$1,942
Impairment charge on goodwill	$—	$67,034
Litigation settlement	$4,764	$—
Other gain	$—	$(2,687)
Adjusted EBITDA(6) was $68.8 million, or 16.8% of revenues, in the first nine months of 2010 compared to $78.5 million, or 18.8% of revenues, in the comparable period last year. Non-GAAP Adjusted Net Income(6) was $26.9 million, or $1.30 per diluted share, for the first nine months of 2010 compared to $29.0 million, or $1.41 per diluted share, for the comparable period in 2009.
The average number of full-time billable consultants(2) was 1,054 in the first nine months of 2010 compared to 1,122 in the same period last year. Full-time billable consultant utilization rate(3) was 72.2% during the first nine months of 2010 compared with 73.3% during the same period last year. Average billing rate per hour for full-time billable consultants(4) was $243 in the first nine months of 2010 compared to $268 for the first nine months of 2009. The average number of full-time equivalent professionals(5) increased 22.8% to 991 in the first nine months of 2010 from 807 in the comparable period of 2009.
Operating Segments
Huron’s results reflect a portfolio of service offerings focused on helping clients address complex business challenges. The Company has three operating segments as follows: Health and Education Consulting, Legal Consulting, and Financial Consulting, representing 61%, 26% and 13% of year-to-date total revenues, respectively.
Financial results by segment are included in the attached schedules and in Huron’s Form 10-Q filing for the quarter ended September 30, 2010.
Discontinued Operations
As previously disclosed, the Company divested its Strategy business effective December 31, 2009 and wound down its Japan operations effective June 30, 2010. The Company also exited the Utilities consulting practice in the third quarter of 2010. Additionally, the Company announced on October 4, 2010 the divestiture of its Disputes & Investigations (D&I) practice, a part of its Financial Consulting segment, effective September 30, 2010.
The results for the above mentioned Financial Consulting segment businesses are reported as discontinued operations for the periods presented.
Acquisition
On November 2, 2010, the Company announced the acquisition of Click Commerce, Inc. in the Health and Education Consulting segment. Click Commerce, Inc. is a provider of software-based solutions and professional services for the business of research to leading academic medical centers and research institutions. The purchase further enhances the Company’s higher education and healthcare research technology solutions for clients. Terms of the acquisition were not disclosed.
Outlook for 2010
The Company reiterates full year 2010 revenue guidance in a range of $540 million to $550 million. The Company also anticipates EBITDA(10) in a range of $78 million to $81 million, Adjusted EBITDA(10) in a range of $92 million to $95 million, diluted earnings per share from continuing operations(8) in a range of $1.08 to $1.18, and non-GAAP adjusted diluted earnings per share from continuing operations(10) in a range of $1.70 to $1.80.
As previously announced, beginning in 2010, the Company no longer excludes share-based compensation from its non-GAAP financial measures.
Third Quarter 2010 Webcast
The Company will host a webcast to discuss its financial results tomorrow, November 4, 2010, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at http://ir.huronconsultinggroup.com. A replay will be available approximately two hours after the conclusion of the webcast and for 90 days thereafter.
About Huron Consulting Group
Huron Consulting Group helps clients in diverse industries improve performance, comply with complex regulations, reduce costs, recover from distress, leverage technology, and stimulate growth. The Company teams with its clients to deliver sustainable and measurable results. Huron provides services to a wide variety of both financially sound and distressed organizations, including leading academic institutions, healthcare organizations, Fortune 500 companies, medium-sized businesses, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.
Use of Non-GAAP Financial Measures(6,10)
In evaluating the Company’s financial performance and outlook, management uses EBITDA, loss before interest, taxes, depreciation and amortization, Adjusted EBITDA, Adjusted EBITDA as a percentage of revenues, adjusted net income and adjusted diluted earnings per share, which are non-GAAP measures. Management believes that such measures, as supplements to operating income (loss), net income (loss) and diluted earnings (loss) per share and other GAAP measures, are useful indicators for investors. These useful indicators can help readers gain a meaningful understanding of our core operating results and future prospects without the effect of non-cash or other one-time items and the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and to repay debt. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.
Statements in this press release, including the information incorporated by reference herein, that are not historical in nature, including those concerning the Company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “assumes,” “can,” “considers,” “could,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates” or “continues”. Risks, uncertainties and assumptions that could impact the Company’s forward-looking statements relate, among other things, to (i) the restatement, (ii) the Securities and Exchange Commission (“SEC”) investigation with respect to the restatement and the related purported private shareholder class action lawsuit and derivative lawsuits, (iii) the SEC investigation and related Company inquiry into the allocation of time within a certain practice group, and (iv) the request by the United States Attorney’s Office (“USAO”) for the Northern District of Illinois for certain documents. In addition, these forward-looking statements reflect our current expectation about our future results, levels of activity, performance, or achievements, including, without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and the number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not continue to deteriorate substantially. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. See “Risk Factors” in our 2009 Annual Report on Form 10-K and in our Quarterly Report on Form 10-Q for the period ended September 30, 2010 for a description of the material risks we face.
Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com
Investor Contact:
James K. Rojas, Chief Financial Officer
or
Ellen Wong
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009

Revenues and reimbursable expenses:
Revenues	$145,442	$149,013	$408,838	$417,574
Reimbursable expenses	12,860	12,731	36,849	36,892

Total revenues and reimbursable expenses	158,302	161,744	445,687	454,466
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	87,250	91,012	255,194	257,667
Intangible assets amortization	886	961	2,659	3,734
Reimbursable expenses	12,920	12,718	36,915	36,896

Total direct costs and reimbursable expenses	101,056	104,691	294,768	298,297

Operating expenses:
Selling, general and administrative	26,658	27,202	84,750	88,943
Restructuring charges	295	1,942	1,460	1,942
Restatement related expenses	1,056	13,042	4,243	13,427
Litigation settlement	—	—	4,764	—
Depreciation and amortization	4,608	5,484	14,074	16,673
Impairment charge on goodwill	—	67,034	—	67,034

Total operating expenses	32,617	114,704	109,291	188,019
Other gain	—	—	—	2,687

Operating income (loss)	24,629	(57,651)	41,628	(29,163)
Other income (expense):
Interest expense, net of interest income	(4,040)	(3,256)	(10,548)	(9,010)
Other income	261	1,020	43	1,190

Total other expense	(3,779)	(2,236)	(10,505)	(7,820)

Income (loss) from continuing operations before income tax expense	20,850	(59,887)	31,123	(36,983)
Income tax expense (benefit)	9,797	(18,541)	13,875	(6,965)

Net income (loss) from continuing operations	11,053	(41,346)	17,248	(30,018)
Loss from discontinued operations (including gain on disposal of $1.2 million for the three and nine months ended September 30, 2010), net of tax	(3,603)	(22,648)	(4,909)	(17,254)

Net income (loss)	$7,450	$(63,994)	$12,339	$(47,272)

Net earnings (loss) per basic share:
Income (loss) from continuing operations	$0.54	$(2.04)	$0.84	$(1.50)
Loss from discontinued operations, net of tax	$(0.18)	$(1.12)	$(0.24)	$(0.86)

Net income (loss)	$0.36	$(3.16)	$0.60	$(2.36)

Net earnings (loss) per diluted share:
Income (loss) from continuing operations	$0.53	$(2.04)	$0.83	$(1.50)
Loss from discontinued operations, net of tax	$(0.17)	$(1.12)	$(0.23)	$(0.86)

Net income (loss)	$0.36	$(3.16)	$0.60	$(2.36)

Weighted average shares used in calculating earnings (loss) per share:
Basic	20,619	20,239	20,484	20,061
Diluted	20,849	20,239	20,702	20,061

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended			Nine months ended
	March 31,	June 30,	September 30,	September 30,
	2010	2010	2010	2010

Revenues and reimbursable expenses:
Revenues	$127,742	$135,654	$145,442	$408,838
Reimbursable expenses	11,499	12,490	12,860	36,849

Total revenues and reimbursable expenses	139,241	148,144	158,302	445,687
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	84,911	83,033	87,250	255,194
Intangible assets amortization	886	887	886	2,659
Reimbursable expenses	11,552	12,443	12,920	36,915

Total direct costs and reimbursable expenses	97,349	96,363	101,056	294,768

Operating expenses:
Selling, general and administrative	29,068	29,024	26,658	84,750
Restructuring charges	—	1,165	295	1,460
Restatement related expenses	759	2,428	1,056	4,243
Litigation settlement	—	4,764	—	4,764
Depreciation and amortization	4,627	4,839	4,608	14,074

Total operating expenses	34,454	42,220	32,617	109,291

Operating income	7,438	9,561	24,629	41,628
Other income (expense):
Interest expense, net of interest income	(2,955)	(3,553)	(4,040)	(10,548)
Other income (expense)	246	(464)	261	43

Total other expense	(2,709)	(4,017)	(3,779)	(10,505)

Income from continuing operations before income tax expense	4,729	5,544	20,850	31,123
Income tax expense	2,048	2,030	9,797	13,875

Net income from continuing operations	2,681	3,514	11,053	17,248
Loss from discontinued operations (including gain on disposal of $1.2 million for the three and nine months ended September 30, 2010), net of tax	(167)	(1,139)	(3,603)	(4,909)

Net income	$2,514	$2,375	$7,450	$12,339

Net earnings (loss) per basic share:
Income from continuing operations	$0.13	$0.17	$0.54	$0.84
Loss from discontinued operations, net of tax	$(0.01)	$(0.05)	$(0.18)	$(0.24)

Net income	$0.12	$0.12	$0.36	$0.60

Net earnings (loss) per diluted share:
Income from continuing operations	$0.13	$0.17	$0.53	$0.83
Loss from discontinued operations, net of tax	$(0.01)	$(0.05)	$(0.17)	$(0.23)

Net income	$0.12	$0.12	$0.36	$0.60

Weighted average shares used in calculating earnings (loss) per share:

Basic	20,296	20,534	20,619	20,484
Diluted	20,496	20,756	20,849	20,702

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2010	December 31, 2009

Assets
Current assets:
Cash and cash equivalents	$6,280	$5,715
Receivables from clients, net	76,243	73,760
Unbilled services, net	50,242	32,530
Income tax receivable	8,746	18,911
Deferred income taxes	13,156	16,338
Prepaid expenses and other current assets	14,929	19,078
Current assets of discontinued operations	12,451	26,451

Total current assets	182,047	192,783
Property and equipment, net	32,415	39,133
Deferred income taxes	19,813	21,298
Other non-current assets	13,463	14,134
Intangible assets, net	16,759	22,406
Goodwill	468,287	464,169
Non-current assets of discontinued operations	—	292

Total assets	$732,784	$754,215

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,754	$7,150
Accrued expenses	28,548	29,185
Accrued payroll and related benefits	38,147	69,758
Accrued consideration for business acquisitions, current portion	2,000	63,188
Income tax payable	272	874
Deferred revenues	15,625	13,155
Current portion of capital lease obligations	68	278
Current liabilities of discontinued operations	3,906	9,405

Total current liabilities	97,320	192,993
Non-current liabilities:
Deferred compensation and other liabilities	6,932	6,131
Accrued consideration for business acquisitions, net of current portion	2,000	—
Capital lease obligations, net of current portion	—	5
Bank borrowings	269,500	219,000
Deferred lease incentives	7,704	8,681
Non-current liabilities of discontinued operations	—	416

Total non-current liabilities	286,136	234,233

Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 23,190,037 and 22,624,515 shares issued at September 30, 2010 and December 31, 2009, respectively	220	213
Treasury stock, at cost, 1,266,347 and 995,409 shares at September 30, 2010 and December 31, 2009, respectively	(62,144)	(51,561)
Additional paid-in capital	356,459	335,272
Retained earnings	56,197	43,858
Accumulated other comprehensive loss	(1,404)	(793)

Total stockholders’ equity	349,328	326,989

Total liabilities and stockholders’ equity	$732,784	$754,215

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$12,339	$(47,272)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,840	21,038
Share-based compensation	16,681	16,574
Non-cash compensation	—	8,333
Allowances for doubtful accounts and unbilled services	4,408	3,527
Deferred income taxes	2,704	(44,883)
Loss on disposal of property and equipment	198	—
Gain on sale of business	(1,232)	—
Impairment charge on goodwill	—	106,000
Other gain	—	(2,686)
Changes in operating assets and liabilities, net of businesses acquired:
Decrease (increase) in receivables from clients	4,273	(21,620)
Increase in unbilled services	(16,968)	(24,167)
Decrease in current income tax receivable / payable, net	8,778	5,306
Decrease in other assets	20	308
(Decrease) increase in accounts payable and accrued liabilities	(1,717)	16,246
(Decrease) increase in accrued payroll and related benefits	(37,412)	14,943
Increase (decrease) in deferred revenues	2,000	(3,879)

Net cash provided by operating activities	10,912	47,768

Cash flows from investing activities:
Purchases of property and equipment, net	(4,691)	(10,971)
Net surrender of (investment in) life insurance policies	540	(1,424)
Purchases of businesses	(65,230)	(48,370)
Sales of businesses	7,942	—

Net cash used in investing activities	(61,439)	(60,765)

Cash flows from financing activities:
Proceeds from exercise of stock options	40	160
Shares redeemed for employee tax withholdings	(1,379)	(3,163)
Tax benefit from share-based compensation	720	7,813
Proceeds from borrowings under credit facility	297,500	202,000
Repayments on credit facility	(247,000)	(180,500)
Payments of capital lease obligations	(215)	(283)

Net cash provided by financing activities	49,666	26,027

Effect of exchange rate changes on cash	1,147	(405)

Net increase in cash and cash equivalents	286	12,625
Cash and cash equivalents at beginning of the period	6,459	14,106

Cash and cash equivalents at end of the period (*)	$6,745	$26,731

(*)	Cash and cash equivalents presented herein includes $0.5 million and $0.8 million of cash and cash equivalents classified as discontinued operations as of September 30, 2010 and 2009, respectively.

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended		Percent
	September 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)

Health and Education Consulting:
Revenues	$89,051	$99,714	(10.7%)
Operating income (1)	$32,002	$38,676	(17.3%)
Segment operating income as a percent of segment revenues	35.9%	38.8%
Legal Consulting:
Revenues	$37,885	$29,314	29.2%
Operating income	$11,697	$5,360	118.2%
Segment operating income as a percent of segment revenues	30.9%	18.3%
Financial Consulting:
Revenues	$18,506	$19,985	(7.4%)
Operating income (1)	$5,782	$4,421	30.8%
Segment operating income as a percent of segment revenues	31.2%	22.1%
Total Company:
Revenues	$145,442	$149,013	(2.4%)
Reimbursable expenses	12,860	12,731	1.0%

Total revenues and reimbursable expenses	$158,302	$161,744	(2.1%)

Statement of operations reconciliation:
Segment operating income	$49,481	$48,457	2.1%
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,244	33,590	(39.7%)
Depreciation and amortization expense	4,608	5,484	(16.0%)
Impairment charge on goodwill	—	67,034	N/M

Total operating income (loss)	24,629	(57,651)	N/M
Other expense, net	3,779	2,236	69.0%

Income (loss) from continuing operations before income tax expense	$20,850	$(59,887)	N/M

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	860	844	1.9%
Legal Consulting	122	134	(9.0%)
Financial Consulting	89	94	(5.3%)

Total	1,071	1,072	(0.1%)
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	841	858
Legal Consulting	123	140
Financial Consulting	86	94

Total	1,050	1,092
Full-time billable consultant utilization rate (3):
Health and Education Consulting	78.6%	75.1%
Legal Consulting	69.2%	58.0%
Financial Consulting	77.3%	74.1%
Total	77.4%	72.8%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended
	September 30,
Other Operating Data:	2010	2009

Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$244	$299
Legal Consulting	$215	$188
Financial Consulting	$324	$359
Total	$249	$294
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$89	$106
Legal Consulting	$63	$51
Financial Consulting	$129	$145
Total	$90	$102
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	157	107
Legal Consulting	775	645
Financial Consulting	110	106

Total	1,042	858
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$88	$85
Legal Consulting	$39	$34
Financial Consulting	$68	$60
Total	$49	$44

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended		Percent
	September 30,		Increase
Segment and Consolidated Operating Results (in thousands):	2010	2009	(Decrease)

Health and Education Consulting:
Revenues	$249,747	$283,205	(11.8%)
Operating income (1)	$81,867	$106,746	(23.3%)
Segment operating income as a percent of segment revenues	32.8%	37.7%
Legal Consulting:
Revenues	$104,941	$83,423	25.8%
Operating income	$28,418	$16,316	74.2%
Segment operating income as a percent of segment revenues	27.1%	19.6%
Financial Consulting:
Revenues	$54,150	$50,946	6.3%
Operating income (1)	$15,261	$10,009	52.5%
Segment operating income as a percent of segment revenues	28.2%	19.6%
Total Company:
Revenues	$408,838	$417,574	(2.1%)
Reimbursable expenses	36,849	36,892	(0.1%)

Total revenues and reimbursable expenses	$445,687	$454,466	(1.9%)

Statement of operations reconciliation:
Segment operating income	$125,546	$133,071	(5.7%)
Charges not allocated at the segment level:
Other selling, general and administrative expenses	69,844	78,527	(11.1%)
Depreciation and amortization expense	14,074	16,673	(15.6%)
Impairment charge on goodwill	—	67,034	N/M

Total operating income (loss)	41,628	(29,163)	N/M
Other expense, net	10,505	7,820	34.3%

Income (loss) from continuing operations before income tax expense	$31,123	$(36,983)	N/M

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	860	844	1.9%
Legal Consulting	122	134	(9.0%)
Financial Consulting	89	94	(5.3%)

Total	1,071	1,072	(0.1%)
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	843	881
Legal Consulting	129	151
Financial Consulting	82	90

Total	1,054	1,122
Full-time billable consultant utilization rate (3):
Health and Education Consulting	73.6%	76.1%
Legal Consulting	62.3%	57.8%
Financial Consulting	73.0%	72.0%
Total	72.2%	73.3%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Nine Months Ended
	September 30,
Other Operating Data:	2010	2009

Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$240	$268
Legal Consulting	$205	$211
Financial Consulting	$308	$331
Total	$243	$268
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$250	$291
Legal Consulting	$167	$170
Financial Consulting	$377	$392
Total	$250	$283
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	151	105
Legal Consulting	726	609
Financial Consulting	114	93

Total	991	807
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$256	$258
Legal Consulting	$115	$95
Financial Consulting	$204	$168
Total	$147	$125

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three			Nine Months
	Months Ended			Ended
	March 31,	June 30,	September 30,	September 30,
Segment and Consolidated Operating Results (in thousands):	2010	2010	2010	2010

Health and Education Consulting:
Revenues	$76,914	$83,782	$89,051	$249,747
Operating income	$21,066	$28,799	$32,002	$81,867
Segment operating income as a percent of segment revenues	27.4%	34.4%	35.9%	32.8%
Legal Consulting:
Revenues	$33,105	$33,951	$37,885	$104,941
Operating income	$7,419	$9,302	$11,697	$28,418
Segment operating income as a percent of segment revenues	22.4%	27.4%	30.9%	27.1%
Financial Consulting:
Revenues	$17,723	$17,921	$18,506	$54,150
Operating income	$4,518	$4,961	$5,782	$15,261
Segment operating income as a percent of segment revenues	25.5%	27.7%	31.2%	28.2%
Total Company:
Revenues	$127,742	$135,654	$145,442	$408,838
Reimbursable expenses	11,499	12,490	12,860	36,849

Total revenues and reimbursable expenses	$139,241	$148,144	$158,302	$445,687

Statement of operations reconciliation:
Segment operating income	$33,003	$43,062	$49,481	$125,546
Charges not allocated at the segment level:
Other selling, general and administrative expenses	20,938	28,662	20,244	69,844
Depreciation and amortization expense	4,627	4,839	4,608	14,074

Total operating income	7,438	9,561	24,629	41,628
Other expense, net	2,709	4,017	3,779	10,505

Income from continuing operations before income tax expense	$4,729	$5,544	$20,850	$31,123

Other Operating Data:
Number of full-time billable consultants (at period end) (2):
Health and Education Consulting	847	826	860	860
Legal Consulting	127	127	122	122
Financial Consulting	82	82	89	89

Total	1,056	1,035	1,071	1,071
Average number of full-time billable consultants (for the period) (2):
Health and Education Consulting	861	835	841	843
Legal Consulting	137	128	123	129
Financial Consulting	82	83	86	82

Total	1,080	1,046	1,050	1,054
Full-time billable consultant utilization rate (3):
Health and Education Consulting	68.1%	74.3%	78.6%	73.6%
Legal Consulting	55.2%	63.3%	69.2%	62.3%
Financial Consulting	67.8%	73.9%	77.3%	73.0%
Total	66.4%	73.0%	77.4%	72.2%

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three			Nine Months
	Months Ended			Ended
	March 31,	June 30,	September 30,	September 30,
Other Operating Data:	2010	2010	2010	2010

Full-time billable consultant average billing rate per hour (4):
Health and Education Consulting	$237	$240	$244	$240
Legal Consulting	$190	$208	$215	$205
Financial Consulting	$296	$303	$324	$308
Total	$238	$243	$249	$243
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$76	$85	$89	$250
Legal Consulting	$46	$59	$63	$167
Financial Consulting	$115	$125	$129	$377
Total	$75	$85	$90	$250
Average number of full-time equivalents (for the period) (5):
Health and Education Consulting	141	157	157	151
Legal Consulting	727	676	775	726
Financial Consulting	124	108	110	114

Total	992	941	1,042	991
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$84	$83	$88	$256
Legal Consulting	$37	$39	$39	$115
Financial Consulting	$67	$70	$68	$204
Total	$47	$50	$49	$147

(1)	Includes non-cash compensation expense, which represents acquisition-related payments made by the Company to selling shareholders of certain acquired businesses that were subsequently redistributed by such selling shareholders, as follows (in thousands). See the Company’s Form 10-K for the year ended December 31, 2009 for additional information.

	Three Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2009
Health and Education Consulting	$733	$5,605
Financial Consulting	271	1,895

Total	$1,004	$7,500

(2)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.

(3)	Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(4)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.

(5)	Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. Also includes full-time employees who provide software support and maintenance services to our clients.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (6)
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenues	$145,442	$149,013	$408,838	$417,574

Net income (loss) from continuing operations	$11,053	$(41,346)	$17,248	$(30,018)
Add back:
Income tax expense (benefit)	9,797	(18,541)	13,875	(6,965)
Interest and other expenses	3,779	2,236	10,505	7,820
Depreciation and amortization	5,494	6,445	16,733	20,407

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) (6)	30,123	(51,206)	58,361	(8,756)
Add back:
Non-cash compensation (1)	—	1,004	—	7,500
Restatement related expenses	1,056	13,042	4,243	13,427
Restructuring charges	295	1,942	1,460	1,942
Impairment charge on goodwill	—	67,034	—	67,034
Litigation settlement	—	—	4,764	—
Other gain	—	—	—	(2,687)

Adjusted EBITDA (6)	$31,474	$31,816	$68,828	$78,460

Adjusted EBITDA as a percentage of revenues (6)	21.6%	21.4%	16.8%	18.8%

HURON CONSULTING GROUP INC.
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (6)
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss) from continuing operations	$11,053	$(41,346)	$17,248	$(30,018)

Weighted average shares — diluted (7)	20,849	20,239	20,702	20,061
Diluted earnings (loss) per share from continuing operations	$0.53	$(2.04)	$0.83	$(1.50)

Add back:
Amortization of intangible assets	1,845	2,250	5,603	7,600
Non-cash compensation (1)	—	1,004	—	7,500
Restatement related expenses	1,056	13,042	4,243	13,427
Restructuring charges	295	1,942	1,460	1,942
Impairment charge on goodwill	—	67,034	—	67,034
Litigation settlement	—	—	4,764	—
Other gain	—	—	—	(2,687)
Tax effect	(1,278)	(34,550)	(6,428)	(35,800)

Total adjustments, net of tax	1,918	50,722	9,642	59,016

Adjusted net income from continuing operations (6)	$12,971	$9,376	$26,890	$28,998

Weighted average shares — diluted	20,849	20,359	20,702	20,561
Adjusted diluted earnings per share from continuing operations (6)	$0.62	$0.46	$1.30	$1.41

(6)	In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted EBITDA as a percentage of revenues, adjusted net income from continuing operations, and adjusted diluted earnings per share from continuing operations, which are non-GAAP measures. Our management uses these non-GAAP financial measures to gain an understanding of our comparative operating performance (when comparing such results with previous periods or forecasts). These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect our ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.

(7)	In the three and nine month periods ending September 30, 2009, the Company’s earnings from continuing operations resulted in a net loss, therefore, basic weighted average common shares outstanding is used in computing diluted loss per share. For the three and nine month periods ending September 30, 2010, diluted weighted average common shares outstanding is used in computing diluted earnings per share.

HURON CONSULTING GROUP INC.
RECONCILIATION OF NON-GAAP MEASURES FOR FULL YEAR 2010 OUTLOOK
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8) TO
ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Guidance Range
	Low	High

Projected revenues — GAAP	$540.0	$550.0

Projected net income from continuing operations — GAAP (8)	$22.5	$24.5
Add back:
Income tax expense	18.5	19.5
Interest and other expenses	14.5	14.5
Depreciation and amortization	22.5	22.5

Projected earnings before interest, taxes, depreciation and amortization (EBITDA) (8) (10)	78.0	81.0
Add back:
Restructuring and restatement related expenses (9)	9.2	9.2
Litigation settlement	4.8	4.8

Projected adjusted EBITDA (8) (10)	$92.0	$95.0

Projected adjusted EBITDA as a percentage of projected revenues (10)	17.0%	17.3%

RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS (8)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS (8) (10)
(In millions)
(Unaudited)

	Year Ending
	December 31, 2010
	Guidance Range
	Low	High

Projected net income from continuing operations — GAAP (8)	$22.5	$24.5

Projected diluted earnings per share from continuing operations — GAAP (8)	$1.08	$1.18

Add back:
Amortization of intangible assets	7.5	7.5
Restructuring and restatement related expenses (9)	9.2	9.2
Litigation settlement	4.8	4.8
Tax effect	(8.5)	(8.5)

Total adjustments, net of tax	13.0	13.0
Projected adjusted net income from continuing operations (8) (10)	$35.5	$37.5

Projected adjusted diluted earnings per share from continuing operations (8) (10)	$1.70	$1.80

(8)	Projected net income from continuing operations — GAAP, projected earnings before interest, taxes, depreciation and amortization (“EBITDA”), projected adjusted EBITDA, projected diluted earnings per share from continuing operations — GAAP, projected adjusted net income from continuing operations, and projected adjusted diluted earnings per share from continuing operations exclude (i) potential settlement costs, penalties, damages, administrative remedies, fines or liabilities for additional amounts (“Liabilities”) that may be incurred in connection with (A) the SEC investigations into the restatement and the allocation of time within a certain practice group, (B) the purported private shareholder class action and derivative lawsuits in respect of the restatement, and (C) the request by the USAO for the Northern District of Illinois for certain documents, which Liabilities cannot be estimated and could be material and (ii) other unanticipated costs and expenses in connection with the SEC investigations, the purported private shareholder class action and derivative lawsuits, or the request by the USAO for the Northern District of Illinois for certain documents, which unanticipated costs and expenses could be material. See the Company’s Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended March 31, 2010, and Form 10-Q for the quarter ended June 30, 2010 filed on February 23, 2010, April 29, 2010, and July 29, 2010, respectively, as well as the Company’s Form 10-Q for the quarter ended September 30, 2010, which the Company intends to file on November 4, 2010, for additional information about the SEC investigations, purported private shareholder class action and derivative lawsuits and the USAO’s request for certain documents.

(9)	Restatement related expenses reflect costs expected to be incurred in connection with the restatement, the Company’s inquiries into the facts and circumstances underlying the restatement and the allocation of time within a certain practice group, the SEC investigations, the purported shareholder class action and derivative lawsuits and the USAO’s request for certain documents and do not include the potential Liabilities or unanticipated costs and expenses outlined in footnote (8), above.

(10)	In evaluating the Company’s outlook, management uses projected EBITDA, projected adjusted EBITDA, projected adjusted EBITDA as a percentage of revenues, projected adjusted net income from continuing operations and projected adjusted diluted earnings per share from continuing operations, which are non-GAAP financial measures. Our management uses these non-GAAP financial measures to gain an understanding of the Company’s prospective results as compared to the Company’s historical results. These non-GAAP financial measures are used by management in their financial and operating decision-making because management believes they reflect the Company’s ongoing business in a manner that allows for meaningful period-to-period comparisons. Management also uses these non-GAAP financial measures when publicly providing the Company’s historical financial results, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. Management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating Huron’s current operating performance and future prospects in the same manner as management does, if they so choose, (b) in comparing in a consistent manner Huron’s prospective and current financial results with Huron’s past financial results and (c) in understanding the Company’s ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt repayment. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.